                                                                 EXHIBIT e(1)(e)


                                 AMENDMENT NO. 4
                        TO THE THIRD AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT
                                     BETWEEN
                         AIM INVESTMENT SECURITIES FUNDS

 (APPLICABLE TO CLASS A SHARES, CLASS A3 SHARES, CLASS C SHARES, CLASS R SHARES,
             AIM CASH RESERVE SHARES AND INSTITUTIONAL CLASS SHARES)
                                       AND
                            A I M DISTRIBUTORS, INC.

         The Third Amended and Restated Master Distribution Agreement (the "Agreement"), dated November 28, 2000, by and between AIM Investment Securities Funds, a Delaware business trust, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

         1. The following paragraph is added at the end of Section FOURTH: (A):

                  "The public offering price of the Class A3 shares shall be the net asset value per share of the applicable Class A3 shares. Net asset value per share shall be determined in accordance with the provisions of the then current prospectus and statement of additional information of the applicable Portfolio."

         2. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                           THIRD AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT
                                       OF
                         AIM INVESTMENT SECURITIES FUNDS

         CLASS A SHARES

         AIM High Yield Fund
         AIM High Yield Fund II
         AIM Income Fund
         AIM Intermediate Government Fund
         AIM Limited Maturity Treasury Fund
         AIM Municipal Bond Fund
         AIM Total Return Bond Fund

         CLASS A3 SHARES

         AIM Limited Maturity Treasury Fund

         CLASS C SHARES

         AIM High Yield Fund
         AIM High Yield Fund II
         AIM Income Fund
         AIM Intermediate Government Fund
         AIM Money Market Fund
         AIM Municipal Bond Fund
         AIM Short Term Bond Fund
         AIM Total Return Bond Fund

         CLASS R SHARES

         AIM Income Fund
         AIM Intermediate Government Fund
         AIM Money Market Fund

         AIM CASH RESERVE SHARES

         AIM Money Market Fund

         INSTITUTIONAL CLASS SHARES

         AIM Limited Maturity Treasury Fund"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: October 31, 2002
       ----------

                                             AIM INVESTMENT SECURITIES FUNDS


Attest: /s/ LISA A. MOSS                     By: /s/ ROBERT H. GRAHAM
       ----------------------------------       --------------------------------
       Assistant Secretary                      Robert H. Graham
                                                President



                                             A I M DISTRIBUTORS, INC.


Attest: /s/ LISA A. MOSS                     By: /s/ MICHAEL J. CEMO
       ----------------------------------       --------------------------------
       Assistant Secretary                      Michael J. Cemo
                                                President




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